                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Collins his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead as a director or officer or both of CommTouch Software Ltd. (the "Registrant") to sign the registration statement on Form F-1 relating to a secondary offering by certain selling securityholders of the Registrant of ordinary shares and a warrant and any and all amendments (including post-effective amendments) to the registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto), and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                 Name                                              Title                                Date
                 ----                                              -----                                ----

--------------------------------------             Chief Executive Officer and Director       October 26, 1999
             Gideon Mantel                             (Principal Executive Officer)


--------------------------------------                    Chief Financial Officer             October 26, 1999
           James E. Collins                            (Principal Financial Officer)


--------------------------------------                          Controller                    October 26, 1999
             Devyani Patel


--------------------------------------                           Director                     October 26, 1999
               Amir Lev


--------------------------------------                           Director                     October 26, 1999
              Yiftah Atir


--------------------------------------                           Director                     October 26, 1999
            Allan C. Barkat


--------------------------------------                           Director                     October 26, 1999
              Yair Safrai


--------------------------------------                           Director                     October 26, 1999
              Yoseph Sela


--------------------------------------                           Director                     October 26, 1999
              Thomas Camp


--------------------------------------                           Director                     October 26, 1999
            Richard Sorkin